                                                                       EXHIBIT A
                        EXECUTIVE OFFICERS AND DIRECTORS
                                       OF
                                  FORTIS, INC.

     The names of the directors and the names and titles of the executive officers of Fortis, Inc. ("Fortis") and their business addresses and principal occupations are set forth below. Unless otherwise indicated, each individual is a United States citizen.


 Name, Business Address                  Present Position with Fortis            Present Principal Occupation
 ----------------------                  ---------------------------------       ---------------------------------
 Allen R. Freedman                       Chairman, Chief Executive Officer       Chairman, Chief Executive Officer
 One Chase Manhattan Plaza               and Director                            and Director of Fortis, Inc.
 New York, New York 10005

 J. Kerry Clayton                        Executive Vice President                Executive Vice President of Fortis, Inc.
 One Chase Manhattan Plaza
 New York, New York 10005

 J. Grover Thomas, Jr.                   Executive Vice President                Executive Vice President of Fortis, Inc.
 One Chase Manhattan Plaza
 New York, New York 10005

 Edward J. O'Hare                        Executive Vice President                Executive Vice President of Fortis, Inc.
 One Chase Manhattan Plaza
 New York, New York 10005

 Hans J.L.M. Bartelds **                 Director                                Chairman, Executive Board of Fortis
 c/o Fortis AMEV NV                                                              AMEV N.V.
 Archimedslaan 6
 3584 BA UTRECHT
 The Netherlands

 Birch Evans Bayh, III                   Director                                Partner, Baker & Daniels
 300 North Meridian Street
 P.O. Box 1230
 Indianapolis, IN 46206

 Robert J. Blendon                       Director                                Professor, Harvard University
 677 Huntington Ave.
 Boston, MA 02115

 Beth L. Bronner                         Director                                Vice President, Citibank
 500 West Madison
 Chicago, IL

 John M. Palms                           Director                                President, University of South
 University of South Carolina                                                    Carolina
 President's House
 Columbia, SC



                               Page 8 of 88 Pages

 Georges Valckenaere *                   Director                                Chief Executive Officer, Fortis
 c/o Fortis AG                                                                   International
 Boulevard Emile Jacqmain 53
 1000 Brussels
 Belgium

 Arie A. Fakkert **                      Director                                General Manager, Fortis
 c/o Fortis AMEV NV                                                              International
 Archimedslaan 6
 3584 BA UTRECHT
 The Netherlands

 H. Carroll Mackin                       Director                                Retired
 One Chase Manhattan Plaza
 41st Floor
 New York, New York 10005

------------------
*    Citizen of Belgium
**  Citizen of the Netherlands

                               Page 9 of 88 Pages